UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3910250
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192736 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The description of the common stock, par value $0.01 per share (the “Common Stock”), of New Media Investment Group Inc. (the “Registrant”) as included under the caption “Description of Our Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2013 (Registration No. 333-192736), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 27, 2014

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer